EXHIBIT 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the inclusion of our opinion letter dated November 24, 2024 to the Board of Directors of Bremer Financial Corporation (the “Company”) as Annex D to the proxy statement/prospectus which forms a part of the registration statement on Form S-4 (the “Registration Statement”) relating to the proposed acquisition of the Company and its wholly owned banking subsidiary, Bremer Bank, a national banking association, by Old National Bancorp, and (ii) the references to such opinion in such proxy statement/prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

J.P. MORGAN SECURITIES LLC

January 29, 2025